Exhibit 10.4

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

by and between

PENNANTPARK INVESTMENT FUNDING I, LLC,

as the Purchaser

and

PENNANTPARK INVESTMENT CORPORATION,

as the Seller

Dated as of February 22, 2019

i

TABLE OF CONTENTS

(continued)

ii

SCHEDULES AND EXHIBITS

Schedule I	-	Sale Portfolio List
Exhibit A	-	Form of Loan Assignment
Exhibit B	-	Form of Power of Attorney for Seller

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of February 22, 2019, by and between PENNANTPARK INVESTMENT CORPORATION, a Maryland corporation, as the seller (the “Seller”), and PENNANTPARK INVESTMENT FUNDING I, LLC, a Delaware limited liability company, as the purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to Purchase (as hereinafter defined) from the Seller from time to time, and the Seller has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Loan Assets and Portfolio Assets related thereto on the terms set forth herein; and

WHEREAS, it is contemplated that the Loan Assets and Portfolio Assets Purchased hereunder may be pledged by the Purchaser, pursuant to the Revolving Credit and Security Agreement (as hereinafter defined) and the related Facility Documents, to the Collateral Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Seller, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Revolving Credit and Security Agreement. References herein to Persons include their successors and assigns permitted hereunder or under the Revolving Credit and Security Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the

Revolving Credit and Security Agreement, provided that, if, within such definition in the Revolving Credit and Security Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

Section 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” means this Purchase and Sale Agreement.

“Available Collections” means all cash collections and other cash proceeds with respect to any Loan Asset, including all Principal Proceeds, all Interest Proceeds, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Seller or the Servicer with respect to any Loan Asset (including from any guarantors).

“Facility Financing Statements” has the meaning specified in Section 3.1(iii).

“Indemnified Amounts” has the meaning specified in Section 9.1(a).

“Indemnified Party” has the meaning specified in Section 9.1(a).

“Loan Asset” means any loan listed on Schedule I, as the same may be amended, supplemented, restated or replaced from time to time, and all accounts, payment intangibles, instruments and other property related to the foregoing.

“Loan Assignment” means a Loan Assignment executed by the Seller, substantially in the form of Exhibit A.

“Non-Consolidation/True Sale Opinion” has the meaning specified in Section 4.1(cc).

“Pension Plan” has the meaning specified in Section 4.1(r).

“Portfolio Assets” means all Loan Assets designated by the Seller on Schedule I, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Seller in and to:

(a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Seller is entitled as lender under the applicable Related Documents;

(c) any underlying collateral securing a Loan Asset and all recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing on and after the applicable Purchase Date;

(d) all Related Documents;

(e) all insurance policies (if any) with respect to any Loan Asset;

(f) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(g) all records (including computer records) with respect to the foregoing; and

(h) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Purchase” means a purchase by the Purchaser of an Eligible Collateral Loan and the related Portfolio Assets from the Seller pursuant to Article II.

“Purchase Date” means any Business Day on which any Sale Portfolio is acquired by the Purchaser pursuant to the terms of this Agreement.

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the Preamble.

“Replaced Loan Asset” has the meaning specified in Section 6.2(b)(i).

“Repurchase Price” means, with respect to a Loan Asset to be repurchased pursuant to Article VI, an amount equal to (A) at any time during the Reinvestment Period so long as no Default exists and the Maximum Advance Rate Test is satisfied, sum of (a)(i) the then-applicable Advance Rate of such Loan Asset, multiplied by (ii) the outstanding Principal Balance of such Loan Asset, plus (b) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Purchaser (or any of its assignees, including the Administrative Agent or any Lender) in connection with any violation by such Loan Asset or the related Obligor of any Applicable Law and (B) at any time a Default exists, the Maximum Advance Rate Test is not satisfied or following the end of the Reinvestment Period, the Principal Balance of such Loan Asset.

“Revolving Credit and Security Agreement” means that certain Revolving Credit and Security Agreement, dated as of the Closing Date, by and among the Purchaser, as the Borrower, the Seller, as the Equityholder of the Borrower, PennantPark Investment Advisers, LLC, as the Servicer, the Lenders from time to time party thereto, BNP Paribas, as the Administrative Agent for the Secured Parties, and The Bank of New York Mellon Trust Company, National Association, as the Collateral Agent for the Secured Parties.

“Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.

“Sale Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Seller in the property identified below in clauses (a) through (c) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Purchase Date, including all Available Collections;

(b) the Portfolio Assets with respect to the Loan Assets referred to in clause (a); and

(c) all income and Proceeds of the foregoing.

For the avoidance of doubt, and without limiting the foregoing, the term “Sale Portfolio” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Purchaser from a third party in a transaction underwritten by the Seller or any Loan Asset acquired by the Purchaser in a transaction in which the Purchaser is the designee of the Seller under the instruments of conveyance relating to the applicable Loan Asset.

“Schedule I” means the schedule identifying the Sale Portfolio that is Sold by the Seller to the Purchaser on a Purchase Date, as supplemented on any subsequent Purchase Date by the “Schedule I” attached to the applicable Loan Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.

“Seller Credit Facility” means that certain Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 25, 2014, among the Seller, as borrower, the lenders party thereto, SunTrust Bank, as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, as amended, restated, supplemented, or otherwise modified from time to time.

“Seller Credit Facility Documents” means the “Loan Documents” as defined in the Seller Credit Facility.

“Seller Purchase Event” means, with respect to any Loan Asset, the occurrence of a breach of the Seller’s representations and warranties under Section 4.2 on the Purchase Date for such Loan Asset.

“Substitute Eligible Collateral Loan” has the meaning specified in Section 6.2(a).

“Substitution” has the meaning specified in Section 6.2(a).

Section 1.3. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Reference to days without further qualification means calendar days. Reference to any time means New York, New York time.

ARTICLE II.

SALE AND PURCHASE OF THE ELIGIBLE LOAN ASSETS

AND OTHER PORTFOLIO ASSETS

Section 2.1. Sale and Purchase of the Eligible Collateral Loans and Other Portfolio Assets.

(a) Subject to the terms and conditions of this Agreement (including the conditions to Purchase set forth in Article III), the Seller hereby agrees to (i) sell, transfer, assign and otherwise convey (collectively, “Sell” and any such sale, transfer, assignment and/or other conveyance, a “Sale”), from time to time, to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located) in and to certain Sale Portfolios designated by the Seller and (ii) transfer, or cause the deposit into, the Collection Account of all Available Collections received by the Seller on account of any Sale Portfolio hereunder on and after the Purchase Date with respect to such Sale Portfolio, in each case, within two Business Days of the receipt thereof. The Seller hereby acknowledges that each Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Seller.

(b) The Seller shall on each Purchase Date execute and deliver to the Purchaser a proposed Loan Assignment identifying the Sale Portfolio to be Sold by the Seller to the Purchaser on such Purchase Date. From and after such Purchase Date, the Sale Portfolio listed on “Schedule I” to the related Loan Assignment shall be deemed to be listed on Schedule I and constitute part of the aggregate Sale Portfolio hereunder.

(c) On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the Sale Portfolio Sold by the Seller to the Purchaser on such Purchase Date, and the Seller shall not take any action inconsistent with such ownership and shall not claim (other than for tax and accounting purposes) any ownership interest in such Sale Portfolio.

(d) Except as specifically provided in this Agreement, the Sale and Purchase of the Sale Portfolio under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

(e) Neither the Purchaser nor any assignee of the Purchaser (including the Secured Parties) shall have any obligation or liability to any Obligor or client of the Seller (including any obligation to perform any obligation of the Seller, including with respect to any other related agreements) in respect of the Sale Portfolio (other than with respect to obligations of lenders generally under the Related Documents (to the extent relating to the Sale Portfolio), all of which shall solely be obligations of the Purchaser and not any of the Secured Parties). Except as provided above, no such obligation or liability is intended to be assumed by the Purchaser or any assignee of the Purchaser (including the Secured Parties) and any such assumption is expressly disclaimed.

(f) In accordance with the Revolving Credit and Security Agreement, certain documents relating to the Sale Portfolio shall be delivered to and held in trust by the Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Seller to cause such documents to be delivered to the Custodian.

(g) The Seller shall provide all information, and any other reasonable assistance, to the Custodian, the Servicer and the Collateral Agent necessary for the Custodian, the Servicer and the Collateral Agent, as applicable, to conduct the management, administration and collection of the Sale Portfolio Purchased hereunder in accordance with the terms of the Revolving Credit and Security Agreement.

(h) In connection with the Purchase by the Purchaser of any Sale Portfolio as contemplated by this Agreement, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements, that such Sale Portfolio has been purchased by the Purchaser in accordance with this Agreement.

(i) The Seller further agrees to deliver to the Purchaser on or before each Purchase Date a computer file containing a true, complete and correct list of all Loan Assets to be Sold hereunder on such Purchase Date, identified by the related Obligor’s name and Principal Balance as of such Purchase Date. Such file or list shall be marked as “Schedule I” to the applicable Loan Assignment and shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I, as Schedule I may be supplemented and amended from time to time.

(j) The Seller shall, at all times, continue to fulfill its obligations pertaining to any Retained Interest.

(k) The Seller and the Purchaser each acknowledge with respect to itself that the representations and warranties of the Seller in Sections 4.1 and 4.2 and of the Purchaser in Section 4.3, and the covenants and agreements of the Seller herein, including in Article V and Article VI, will run to and be for the benefit of the Purchaser and the Collateral Agent (on behalf of the Secured Parties) and the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Purchaser when enforcing against the Seller) the obligations of the Seller or the Purchaser, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations as set forth in this Agreement.

Section 2.2. Purchase Price. The purchase price for each item of Sale Portfolio Sold to the Purchaser hereunder (the “Purchase Price”) shall be in the Permitted Currency under which the applicable Loan Asset is denominated or the Dollar Equivalent of the Permitted Currency under which the applicable Loan Asset is denominated and in an amount equal to the fair market value of such Loan Asset as determined from time to time by the Seller and the Purchaser.

Section 2.3. Payment of Purchase Price.

(a) The Purchase Price for any Sale Portfolio Sold by the Seller to the Purchaser on any Purchase Date shall be paid in a combination of: (i) immediately available funds; and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the proceeds the Purchaser expects to receive from the Advances under the Revolving Credit and Security Agreement), by means of a capital contribution by the Seller to the Purchaser.

(b) The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Purchase Date to an account designated by the Seller on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Seller and the Purchaser on the applicable Purchase Date.

(c) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Sale Portfolio proposed to be transferred to the Purchaser on such date as a capital contribution to the Purchaser. In such event, the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price attributable to the Sale Portfolio that was so contributed; provided that, Loan Assets contributed to the Purchaser as capital shall constitute part of the Sale Portfolio for all purposes of this Agreement. To the extent that the cash purchase price paid by Purchaser to Seller for any Sale Portfolio is less than the fair market value of such Sale Portfolio, the difference will be deemed to be a capital contribution made by the Seller to Purchaser.

(d) In connection with each delivery of a Loan Assignment, the Seller hereunder shall be deemed to have certified, with respect to the Sale Portfolio to be Sold by it on such day, that its representations and warranties contained in Sections 4.1 and 4.2 are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date in which case such representation or warranty shall be true and correct in all respects as of such specific date).

(e) Upon the payment of the Purchase Price for any Purchase, title to the Sale Portfolio included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

Section 2.4. Nature of the Sales.

(a) It is the express intent of the parties hereto that the Sale of the Sale Portfolio by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute sale by the Seller (free and clear of any Lien (other than Permitted Liens)) of such Sale Portfolio. It is, further, not the intention of the parties that such Sale be deemed a pledge of the Sale Portfolio by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Sale Portfolio is held to continue to be property of the Seller, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby grants to the Purchaser, a first priority (subject only to Permitted Liens) security interest in all of the Seller’s right, title and interest in and to the Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the Covered Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Sale Portfolio together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian, for the benefit of the Secured Parties) of the Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(b) It is the intention of each of the parties hereto that the Sale Portfolio Sold by the Seller to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law.

(c) The Purchaser agrees to treat for all purposes (other than tax and accounting purposes), the transactions effected by this Agreement as sales of assets to the Purchaser. The Seller agrees to reflect in the Seller’s financial records and to include a note in the annual and quarterly financial statements of the Seller indicating that ownership of any Sale Portfolio Sold to the Purchaser has been conveyed by the Seller to the Purchaser pursuant to this Agreement.

Section 2.5. Administrative Convenience. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, the Seller may direct that a Loan Asset be titled directly into the name of the Purchaser, and/or that any document or assignment agreement (or, in the case of any original promissory note, any chain of endorsement) required to be executed and delivered in connection with (a) the acquisition of a Loan Asset as a lender at the closing thereof may be executed and delivered directly by the Purchaser at the direction of the Seller or (b) the transfer of a Loan Asset in accordance with the terms of the Related Documents may reflect that the Seller (or any affiliate of either thereof or any third party from whom the Seller may purchase a Loan Asset) is assigning such Loan Asset directly to the Purchaser. Nothing in any such document or assignment agreement (or, in the case of any original promissory note, nothing in such chain of endorsement) shall be deemed to impair the transfers of the related Loan Asset by the Seller to the Purchaser in accordance with the terms of this Agreement.

ARTICLE III.

CONDITIONS OF SALE AND PURCHASE

Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Purchaser shall have received on or before the Closing Date, in form and substance satisfactory to the Purchaser, all of the following:

(i) a copy of this Agreement duly executed by each of the parties hereto;

(ii) a certificate of a Responsible Officer of the Seller, dated as of the Closing Date, certifying (A) the names and true signatures of the incumbent officers of the Seller authorized to sign on behalf of the Seller this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith (on which certificate the Purchaser and its assignees may conclusively rely until such time as the Purchaser and such assignees shall receive from the Seller, a revised certificate meeting the requirements of this Section 3.1(ii)), (B) that the copy of the certificate of incorporation of the Seller is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (C) that the copy of the articles of association and by-laws of the Seller are complete and correct copies, and that such articles of association and by-laws have not been amended, modified or supplemented and are in full force and effect, and (D) the resolutions of the board of directors of the Seller approving and authorizing the execution, delivery and performance by the Seller of this Agreement, the Loan Assignments and all other documents to be executed by the Seller hereunder or in connection herewith;

(iii) copies of financing statements in proper form for filing (the “Facility Financing Statements”) describing the Sale Portfolio, and naming the Seller as the “Debtor/Seller”, the Purchaser as “Assignor Secured Party/Buyer” and the Collateral Agent, for the benefit of the Secured Parties, as “Assignee Secured Party”, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect the Purchaser’s ownership interest in all Sale Portfolio;

(iv) copies of properly authorized termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to release all security interests and similar rights of any Person in the Sale Portfolio previously granted by the Seller; and

(v) copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Seller (under its present name and any previous name) as debtor and which are filed in the State of Maryland, together with copies of such financing statements (none of which shall cover any Sale Portfolio).

Section 3.2. Conditions Precedent to All Purchases. The Purchase to take place on the initial Purchase Date and each Purchase to take place on a subsequent Purchase Date hereunder shall be subject to the further conditions precedent that:

(a) The representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct on and as of such Purchase Date in all material respects, before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date in which case such representation or warranty shall be true and correct in all material respects as of such specific date);

(b) The Purchaser shall have received a duly executed and completed Loan Assignment along with a “Schedule I” thereto that is true, accurate and complete in all material respects as of the related Purchase Date.

(c) The Seller shall have taken all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being Purchased on such Purchase Date and, upon the Sale of such Sale Portfolio from the Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien (other than Permitted Liens).

(d) Subject to Section 2.02 of the Revolving Credit and Security Agreement, the Administrative Agent shall have approved of the Approval Request for such Sale Portfolio to be acquired on such Purchase Date and such approval has not expired or been rescinded.

(e) Each of the Purchaser and the Administrative Agent shall have received satisfactory evidence that any lien of the Collateral Agent (as defined in the Seller Credit Facility) on the Sale Portfolio being Purchased on such Purchase Date has been released.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Seller. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Revolving Credit and Security Agreement. As of the Closing Date and each Purchase Date (unless a specific date is specified below), the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

(a) Due Organization. The Seller is a corporation formed and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement, the Revolving Credit and Security Agreement and the other Facility Documents to which it is a party (including all necessary power, authority and legal right to acquire and own the Sale Portfolio and Sell such Sale Portfolio to the Purchaser hereunder).

(b) Due Qualification and Good Standing. The Seller is in good standing in the State of Maryland and it is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals, except, in each case, to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (A) execute and deliver this Agreement and each Loan Assignment to which it is a party and (B) carry out the terms of this Agreement and each Loan Assignment to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and each Loan Assignment to which it is a party and the sale and assignment of an ownership interest in the Sale Portfolio on the terms and conditions herein provided. This Agreement and each Loan Assignment have been duly executed and delivered by the Seller.

(d) Valid Conveyance; Binding Obligations. This Agreement and each Loan Assignment to which the Seller is party have been and, in the case of each Loan Assignment delivered after the Closing Date, will be, duly executed and delivered by the Seller, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Sales of Sale Portfolio, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement and each Loan Assignment shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy laws and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of this Agreement, each Loan Assignment and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the Sale of the Sale Portfolio will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s Constituent Documents or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) materially violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the Seller’s knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment to which the Seller is a party have been obtained to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

(h) State of Organization, Etc. The Seller has not changed its name since its incorporation and does not have tradenames, fictitious names, assumed names or “doing business as” names. Except as permitted hereunder, the chief executive office of the Seller (and the location of the Seller’s records regarding the Sale Portfolio (other than those delivered to the Custodian)) is at the address of the Seller set forth on the signature pages hereto. The Seller’s only jurisdiction of incorporation is Maryland, and, except as permitted hereunder, the Seller has not changed its jurisdiction of incorporation.

(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(j) Solvency. The Seller is not the subject of any bankruptcy proceedings or Insolvency Event. The Seller is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement. The Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business.

(k) Selection Procedures. No procedures were utilized by the Seller in identifying and/or selecting the Eligible Collateral Loans included in the Sale Portfolio which are intended to be adverse to the interests of the Purchaser (or any of its assignees).

(l) Compliance with Laws. The Seller has complied in all material respects with all Applicable Law to which it may be subject.

(m) Taxes. The Seller has filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all U.S. federal income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established, and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(n) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Facility Documents (including the use of the proceeds from the Sale of the Sale Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the Sale of the Sale Portfolio will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(o) Loan Assignments. Each Loan Assignment is accurate in all material respects.

(p) No Liens, Etc. The Sale Portfolio to be acquired by Purchaser hereunder is owned by the Seller free and clear of any Lien (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien (subject only to Permitted Liens). No effective financing statement reflecting the Seller or the Seller’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Sale Portfolio Purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Revolving Credit and Security Agreement.

(q) Information True and Correct. All information heretofore furnished by or on behalf of the Seller to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is accurate, true and correct in all material respects and does not omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect; provided that, solely with respect to written or electronic information furnished by or on behalf of the Seller which was provided to the Seller from an Obligor with respect to a Loan Asset, such information shall only need to be accurate, true and correct in all material respects to the actual knowledge of the Seller.

(r) ERISA Compliance. The present value of all benefits vested under each “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Seller or any member of its ERISA Group, or to which the Seller or any member of its ERISA Group, contributes or has an obligation to contribute or has any liability (each, a “Pension Plan”) does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No prohibited transactions, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), withdrawals or reportable events have occurred with respect to any Pension Plan that, in the aggregate, could subject the Seller to any material Tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(s) Intent of the Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.

(t) Value Given. The Seller has received reasonably equivalent value from the Purchaser in exchange for the Sale of such Sale Portfolio Sold hereunder. No such Sale has been made for or on account of an antecedent debt owed by the Seller.

(u) Accounting. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Portfolio by the Seller to the Purchaser.

(v) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders, the Collateral Agent and the other Secured Parties are entering into the transactions contemplated by the Revolving Credit and Security Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Administrative Agent and the Collateral Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate (other than for tax purposes). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall take all reasonable steps to ensure that the Purchaser has not and will not take, refrain from taking, or fail to take (as applicable) any action described in Section 1.7 of its limited liability company agreement.

(w) Sale Agreement. This Agreement and the Loan Assignments (together with any assignment documents evidencing the assignment of each Loan Asset in accordance with the Related Documents) contemplated herein are the only agreements or arrangements pursuant to which the Seller Sells the Sale Portfolio Sold by it to the Purchaser.

(x) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Portfolio in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii) the Seller owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Sale Portfolio Sold by it to the Purchaser hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iii) the Seller has received all consents and approvals required by the terms of any Loan Asset, to the Sale thereof and the granting of a security interest in the Loan Assets hereunder to the Purchaser;

(iv) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Sale Portfolio in which a security interest may be perfected by filing granted hereunder to the Purchaser; and

(v) other than (A) as expressly permitted by the terms of this Agreement and the Revolving Credit and Security Agreement and (B) the security interest granted to the Purchaser and the Collateral Agent, on behalf of the Secured Parties, the Seller has not pledged, assigned, sold, granted a Lien in or otherwise conveyed any of the Sale Portfolio. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Sale Portfolio other than any financing statement (x) relating to the security interest granted to the Purchaser under this Agreement, or (y) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Seller is not aware of the filing of any judgment or tax lien filings against the Seller.

(y) Collections. The Collection Account is the only account to which Obligors have been instructed to send Interest Proceeds and Principal Proceeds (after the applicable Purchase Date) on the Sale Portfolio Sold by the Seller. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates with respect to the Sale Portfolio Purchased by the Purchaser as contemplated by this Agreement are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until deposited into the Collection Account as required by the Revolving Credit and Security Agreement.

(z) Ownership of the Purchaser. The Seller owns, directly or indirectly, 100% of the membership interests of the Purchaser, free and clear of any Lien except for the Permitted Equity Pledge. Other than the Permitted Equity Pledge, such membership interests are validly issued, fully paid and non–assessable, and there are no options, warrants or other rights to acquire membership interests of the Purchaser.

(aa) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Seller, its subsidiaries, directors or officers, or, to the best knowledge of the Seller, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Seller has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.

(bb) Sanctions. None of the Seller, its subsidiaries, directors or officers, or, to the best knowledge of the Seller, any affiliate, agent or employee of the Seller, is a Person, that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.

(cc) Opinion. The statements of fact in the section heading “Description of the Transaction” in each of the non-consolidation opinion and true sale opinion (the “Non-Consolidation/True Sale Opinion”) of Dechert LLP, dated as of the Closing Date are true and correct in all respects.

(dd) Full Payment. As of the related Purchase Date for a particular Loan Asset, the Seller has no knowledge of any fact which should lead it to expect that such Loan Asset will not be paid in full.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Revolving Credit and Security Agreement by the Purchaser.

Section 4.2. Representations and Warranties of the Seller Relating to the Agreement and the Sale Portfolio. The Seller makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Revolving Credit and Security Agreement. As of the Closing Date and each Purchase Date, the Seller represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that (as to any Loan Assets, only with respect to the Loan Assets being purchased on such Purchase Date):

(a) Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all of the Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all of the Sale Portfolio to the Purchaser which upon the delivery of the Related Documents and the filing of the financing statements shall be a first priority perfected security interest in all of the Sale Portfolio, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Covered Accounts.

(b) Eligibility of Sale Portfolio. (i) Schedule I is an accurate and complete listing of all the Sale Portfolio as of the related Purchase Date and the information contained therein with respect to the identity of such Sale Portfolio and the amounts owing thereunder are true and correct as of the related Purchase Date, (ii) each item of the Sale Portfolio Purchased by the Purchaser hereunder is an Eligible Collateral Loan as of the related Purchase Date therefor, and (iii) with respect to each item of the Sale Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in each item of Sale Portfolio to the Purchaser have been duly obtained, effected or given and are in full force and effect.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of the Sale Portfolio to the Purchaser, (y) the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Revolving Credit and Security Agreement by the Purchaser and (z) the termination of this Agreement and the Revolving Credit and Security Agreement.

Notwithstanding anything to the contrary contained herein or in any of the other Facility Documents, to the extent Seller repurchases or substitutes any Loan Assets Sold hereunder in accordance with the Revolving Credit and Security Agreement, and/or this Agreement, such repurchase and/or substitution shall, to the extent applicable, cure any breach of warranty or representation under this Section 4.2 arising from such Loan Asset(s).

Section 4.3. Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Seller relies in selling the Sale Portfolio to the Purchaser hereunder and each of the Secured Parties relies upon in entering into the Revolving Credit and Security Agreement. As of the Closing Date and each Purchase Date, the Purchaser represents and warrants to the Seller for the benefit of the Seller and each of its successors and assigns that:

(a) Due Organization. The Purchaser is a limited liability company formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement.

(b) Due Qualification and Good Standing. The Purchaser is in good standing in the State of Delaware and is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Purchaser of, and the performance of its obligations under, this Agreement and the other instruments, certificates and agreements contemplated hereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and bind obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Governmental Authorizations; Private Authorizations; Governmental Filings. The Purchaser has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement.

(e) [Reserved].

(f) Non-Contravention. None of the execution and delivery by the Purchaser of this Agreement, the consummation of the transactions herein contemplated, or compliance by it with the terms, conditions and provisions hereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties.

(g) Value Given. The Purchaser has given fair consideration and reasonably equivalent value to the Seller in exchange for the Sale of the Sale Portfolio from the Seller, which amount the Purchaser hereby agrees is the fair market value of such Sale Portfolio.

(h) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Loan Assignment or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Loan Assignment.

(i) Opinions. The statements of fact in the section headings “Description of the Transaction” and “Facts and Assumptions” in the Non-Consolidation/True Sale Opinion are true and correct in all respects.

ARTICLE V.

COVENANTS OF THE SELLER

Section 5.1. Protection of Title of the Purchaser.

(a) On or prior to the Closing Date, the Seller shall have filed or caused to be filed UCC-1 financing statements, naming the Seller as “Debtor/Seller”, naming the Purchaser as “Assignor Secured Party/Buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Assignee Secured Party”, and describing the Sale Portfolio to be acquired by the Purchaser, with the office of the Secretary of State of the state of the jurisdiction of incorporation of the Seller. From time to time thereafter, the Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Purchaser under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Revolving Credit and Security Agreement, in the Sale Portfolio acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Collateral Agent, the Servicer, the Lenders and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller agrees that it will from time to time, at its expense, take all actions, that the Purchaser, the Collateral Agent, the Custodian or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Sale Portfolio, or to enable the Purchaser, the Collateral Agent, the Custodian, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Facility Document.

(b) The Seller shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other UCC-1 financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Collection Date shall have occurred:

(i) file or cause to be filed an appropriate continuation statement with respect to such UCC-1 financing statement; and

(ii) deliver or cause to be delivered to the Purchaser, the Collateral Agent and the Administrative Agent an opinion of counsel for the Seller, in form and substance reasonably satisfactory to the Purchaser, the Collateral Agent and the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.01 of the Revolving Credit and Security Agreement with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(c) The Seller shall not make any change to its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Sale Portfolio from the address set forth under its name on the signature pages hereto, or change its jurisdiction of incorporation, unless, in each case, the Seller shall provide the Administrative Agent with such opinions of counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Purchaser in the Sale Portfolio.

(d) The Seller shall mark its master data processing records so that, from and after the time of Sale under this Agreement of the Sale Portfolio or any part thereof to the Purchaser and the grant of a security interest in such Sale Portfolio by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Revolving Credit and Security Agreement, the Seller’s master data processing records that refer to such Sale Portfolio shall indicate clearly that such Sale Portfolio has been Purchased by the Purchaser hereunder and pledged by the Purchaser to the Collateral Agent, on behalf of the Secured Parties, under the Revolving Credit and Security Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in the Sale Portfolio shall be deleted from or modified on the Seller’s computer systems when, and only when, such Sale Portfolio shall be (i) paid off by the related Obligor, (ii) purchased or substituted by the Seller in accordance with Section 6.1 or 6.2 or (iii) released by the Collateral Agent pursuant to Section 7.02 or 8.07 of the Revolving Credit and Security Agreement.

(e) If the Seller fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 9.1. The Seller irrevocably authorizes the Purchaser, the Collateral Agent or the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Purchaser, the Collateral Agent and the Administrative Agent as its attorney–in–fact pursuant to a Power of Attorney substantially in the form of Exhibit B to act on behalf of the Seller to file (i) financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Sale Portfolio and (ii) a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable.

(f) Promptly following the request of Purchaser or the Administrative Agent, Seller shall cause to be filed a UCC-3 Amendment, or such other relevant filing, in form and substance reasonably satisfactory to the Purchaser and the Administrative Agent, related to any lien release by the Collateral Agent (as defined in the Seller Credit Facility) with respect to the Sale Portfolio pursuant to the Seller Credit Facility Documents.

Section 5.2. Affirmative Covenants of the Seller. From the date hereof until the Collection Date:

(a) Compliance with Law. The Seller will comply in all material respects with all Applicable Law, including those applicable to the Seller as a result of its interest in the Sale Portfolio or any part thereof.

(b) Preservation of Company Existence. The Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Performance and Compliance with Sale Portfolio. The Seller will, at its expense, timely and fully perform and comply in all respects with all provisions, covenants and other promises required to be observed by it under the Sale Portfolio and all other agreements related to such Sale Portfolio.

(d) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Sale Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Sale Portfolio.

(e) Separate Identity. The Seller acknowledges that the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Revolving Credit and Security Agreement and the other Facility Documents in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps including all steps that the Administrative Agent may from time to time request to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof (other than for tax or accounting purposes) and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i) the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the criteria and the restrictions set forth in Section 1.7 of the limited liability company agreement of the Purchaser;

(ii) the Seller shall maintain its records, books of account and bank accounts separate and apart from those of the Purchaser;

(iii) the Seller shall maintain separate financial statements, showing its assets and liabilities separate and apart from those of the Purchaser and shall not have its assets listed on any financial statement of the Purchaser; provided, however, that the Purchaser’s assets may be included in a consolidated financial statement of the Seller; provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Purchaser from the Seller and to indicate that the Purchaser’s assets and credit are not available to satisfy the debts and other obligations of the Purchaser and (ii) such assets shall also be listed on the Purchaser’s own separate balance sheet;

(iv) the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Seller as official records;

(v) except as expressly permitted in the Revolving Credit and Security Agreement, the Seller shall maintain an arm’s–length relationship with the Purchaser and will not hold itself out as being liable for the debts of the Purchaser;

(vi) the Seller shall hold itself out to the public as a legal entity separate and distinct from the Purchaser and conduct its business solely in its own name in order not (i) to mislead others as to the identity of the Purchaser, or (ii) to suggest that it is responsible for the debts of the Purchaser;

(vii) the Seller shall not commingle its assets with the assets of the Purchaser; and

(viii) to the extent that the Seller or an Affiliate of Seller services the Loan Assets and performs other services on the Purchaser’s behalf, the Seller will clearly identify itself or such Affiliate as an agent of the Purchaser in the performance of such duties.

(f) Payment, Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its obligations and liabilities, including all Taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

(g) Notices.

(i) Representations and Covenants. Promptly, upon receipt of notice or discovery thereof, the Seller will furnish notice to the Purchaser and the Administrative Agent (A) if any representation or warranty set forth in Section 4.1 or Section 4.2 was materially incorrect at the time it was given or deemed to have been given or (B) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(ii) ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the reporting requirements have been waived by regulations) with respect to the Seller (or any member of its ERISA Group), the Seller will provide a copy of such notice to the Purchaser, the Collateral Agent and the Administrative Agent.

(iii) Proceedings. As soon as possible and in any event within three (3) Business Days, after the Seller receives notice or obtains knowledge thereof, the Seller will provide the Purchaser, the Collateral Agent and the Administrative Agent with notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Sale Portfolio, the Facility Documents, the Collateral Agent’s, for the benefit of the Secured Parties, or the Purchaser’s interest in the Sale Portfolio, or the Purchaser, the Servicer, the Seller or any of their respective Affiliates. For purposes of this Section 5.2(g)(iii), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Seller or any of its Affiliates (other than the Purchaser) in excess of $5,000,000 shall be deemed to be material.

(h) Other. The Seller will furnish to the Purchaser, the Collateral Agent and the Administrative Agent promptly, from time to time such other information, documents, records or reports respecting the Sale Portfolio or the condition or operations, financial or otherwise, of the Seller as the Purchaser, the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative Agent, the Collateral Agent, the Lenders or the Secured Parties under or as contemplated by this Agreement and the other Facility Documents.

(i) Opinion. The Seller will take all other actions necessary to maintain in all respects the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Seller, issued in connection with the Facility Documents and relating to the issues of substantive consolidation and the true sale of the Sale Portfolio.

(j) Delivery of Related Documents. The Seller shall have, or shall have caused to be, delivered to the Custodian on behalf of the Purchaser and any assignee thereof each item required to be contained in the Related Documents of any of the Eligible Collateral Loans or Portfolio Assets related thereto being acquired by the Purchaser within five Business Days of the related Purchase Date.

(k) Disregarded Entity. The Seller shall cause the Purchaser to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Purchaser nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

Section 5.3. Negative Covenants of the Seller. From the date hereof until the Collection Date:

(a) Sale Portfolio Not to be Evidenced by Instruments. The Seller will take no action to cause any Sale Portfolio that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Sale Portfolio.

(b) Security Interests. Except as otherwise permitted herein and in the Revolving Credit and Security Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Sale Portfolio Sold by the Seller to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Seller to the Purchaser hereunder. The Seller will promptly notify the Purchaser, the Collateral Agent and the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided, that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Sale Portfolio.

(c) Transfer of Purchaser Membership Interests. Except for the Permitted Equity Pledges, the Seller shall not transfer, pledge, participate or otherwise encumber its membership interests in the Purchaser without the prior written consent of the Administrative Agent.

(d) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loan Assets to the Purchaser.

(e) ERISA Matters. The Seller will not (i) engage, and will exercise its best efforts not to permit any member of its ERISA Group to engage, in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Seller or any member of its ERISA Group may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Pension Plan so as to result, directly or indirectly, in any liability to the Seller, or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA with respect to any Pension Plan other than an event for which the reporting requirements have been waived by regulations.

(f) Limitation on Financing Activities. The Seller shall not, directly or indirectly, advance or loan to the Purchaser any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (f) shall not prohibit the Seller from contributing Loan Assets to the Purchaser as contemplated herein or providing cash equity contributions to the Purchaser.

(g) Organizational Documents. The Seller will not cause or permit the Purchaser to amend, modify, waive or terminate any provision of the Purchaser’s Constituent Documents without the prior written consent of the Administrative Agent.

(h) Seller Credit Facility Documents. The Seller shall not amend the Seller Credit Facility Documents in any manner that would reasonably be expected to have a Material Adverse Effect on the Seller’s ability to transfer the Sale Portfolio to Purchaser free and clear of any Liens (other than Permitted Liens) or grant in favor of the Purchaser any security interest in the Sale Portfolio provided for hereunder.

ARTICLE VI.

REPURCHASES AND SUBSTITUTION BY THE SELLER

Section 6.1. Repurchase of Loan Assets. In the event of the occurrence of a Seller Purchase Event, the Seller will within twenty (20) Business Days of the discovery by or notice (from any Person) to the Seller of the Seller Purchase Event, (i) purchase each Loan Asset hereunder which is affected by or related to such Seller Purchase Event from the Purchaser, and the Seller shall pay to the Purchaser (by means of a deposit to the Collection Account) the Repurchase Price of such Loan Asset as of the date of the purchase thereof from the Purchaser or (ii) with the consent of the Administrative Agent and subject to the satisfaction of the conditions in Section 6.2, substitute for such Loan Asset a Substitute Eligible Collateral Loan. It is understood and agreed that the obligation of the Seller to purchase the Loan Assets or substitute a Substitute Eligible Collateral Loan for the Loan Assets which are affected by or related to such Seller Purchase Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan Asset which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Repurchase Price for any Loan Asset purchased by the Seller pursuant to this Section 6.1, the Purchaser shall, automatically and without further action be deemed to transfer, assign and set over to the Seller, without recourse, representation or warranty of any kind, except as to the absence of Liens created by or arising solely as a result of actions of the Purchaser or the Collateral Agent, all the right, title and interest of the Purchaser, in, to and under such Loan Asset and all future monies due or to become due with respect thereto, the underlying collateral, all Proceeds of such Loan Asset and recoveries and insurance proceeds (if any) relating thereto, all rights to security for such Loan Asset and all Proceeds and products of the foregoing. In the event that the Seller has notified the Purchaser that the Seller is incapable of paying the Repurchase Price or substituting the Loan Asset for a Substitute Eligible Collateral Loan, then such Loan Asset shall remain with the Purchaser (as a part of the Sale Portfolio) until the Seller deposits the Repurchase Price into the Collection Account or replaces such Loan Asset with a Substitute Eligible Collateral Loan. The Purchaser shall (and shall request the Collateral Agent to), at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take such other actions as may be reasonably requested by the Seller in order to effect the transfer of such Loan Asset pursuant to this Section 6.1. Such Sale shall be a sale outright, and not for security.

Section 6.2. Substitution of Loan Assets.

(a) The Purchaser shall have the right, but not the obligation, subject to the terms and conditions of the Revolving Credit and Security Agreement, to substitute one or more Eligible Collateral Loans (“Substitute Eligible Collateral Loan”) for a Loan Asset (each such act, a “Substitution”).

(b) The Substitution shall not occur unless the following conditions are satisfied as of the date of such Substitution:

(i) the Purchaser (or the Servicer on its behalf) has recommended to the Seller that the Loan Asset to be replaced should be replaced (each, a “Replaced Loan Asset”);

(ii) each Substitute Eligible Collateral Loan is an Eligible Collateral Loan on the date of Substitution;

(iii) subject to Section 2.02 of the Revolving Credit and Security Agreement, the Administrative Agent shall have approved of the Approval Request for such Substitute Eligible Collateral Loan and such approval has not expired or been rescinded; and

(iv) all representations and warranties contained in Sections 4.1 and 4.2 shall be true and correct in all material respects as of the date of Substitution (other than any representation and warranty that is made as of a specific date in which case such representation or warranty shall be true and correct in all material respects as of such specific date).

(c) On the date any such Substitution is completed, the Purchaser shall, automatically and without further action, release and shall transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Purchaser in, to and under such Replaced Loan Asset, and the Purchaser shall be deemed to represent and warrant that it has the limited liability company authority and has taken all necessary limited liability company action to accomplish such transfer, but without any other representation and warranty, express or implied.

Section 6.3. Repurchase Limitations. The Seller and the Purchaser agree that the Seller and any Affiliate of the Seller may repurchase any Sale Portfolio from the Purchaser only in the case of a repurchase or Substitution of any Sale Portfolio pursuant to Sections 6.1 or 6.2 and only if the requirements set forth in Section 10.04 of the Revolving Credit and Security Agreement have been satisfied (which, for the avoidance of doubt, shall not apply in respect of a repurchase in accordance with Section 6.1).

ARTICLE VII.

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE SALE PORTFOLIO

Section 7.1. Rights of the Purchaser.

(a) The Seller hereby authorizes the Purchaser, the Servicer, the Collateral Agent and the Administrative Agent and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of the Seller that the Purchaser, the Servicer, the Collateral Agent or the Administrative Agent and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any Sale Portfolio and to enforce or protect the Purchaser’s, the Collateral Agent’s and the Administrative Agent’s rights under this Agreement, including endorsing the name of the Seller on checks and other instruments representing Interest Proceeds and Principal Proceeds and enforcing such Sale Portfolio.

(b) Except as set forth in Sections 6.1 and 6.2 with respect to the repurchase or Substitution of certain Loan Assets, the Purchaser shall have no obligation to account for, replace, substitute or return any Sale Portfolio to the Seller. The Purchaser shall have no obligation to account for or to return Interest Proceeds or Principal Proceeds, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such Interest Proceeds and Principal Proceeds and charges are in excess of the Purchase Price for such Sale Portfolio.

(c) The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with any Sale Portfolio and all of the Purchaser’s right, title and interest in, to and under this Agreement, pursuant to the Revolving Credit and Security Agreement.

(d) The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Portfolio and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

Section 7.2. Notice to Administrative Agent. The Seller agrees that, concurrently with its delivery to the Purchaser, copies of all notices, reports, documents and other information required to be delivered by the Seller to the Purchaser hereunder shall be delivered by the Seller to the Administrative Agent.

ARTICLE VIII.

SURVIVAL

Section 8.1. Survival of Certain Provisions. Notwithstanding any provision contained herein to the contrary, the Seller’s and the Purchaser’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV and the provisions of Sections 6.1 and 6.2, the rights and obligations under Article VII, the indemnification provisions of Article IX and the provisions of Sections 5.1, 10.2, 10.8, 10.9, 10.10, 10.12, 10.13, 10.14 and 10.17 shall be continuing and shall survive any termination of this Agreement.

ARTICLE IX.

INDEMNIFICATION.

Section 9.1. Indemnification by the Seller.

(a) Without limiting any other rights which the Purchaser, any assignee of the Purchaser or any such Persons’ respective shareholders, officers, employees, agents, or Affiliates

(each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify any Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable attorneys’ fees and disbursements (all of the foregoing, being collectively referred to as, “Indemnified Amounts”), awarded against or incurred by such Indemnified Party arising out of or as a result of the following (excluding, however, (x) any such amounts resulting solely from any gross negligence or willful misconduct on the part of the applicable Indemnified Party or the breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Facility Document or (y) Indemnified Amounts that arise from Loan Assets that are uncollectible solely as a result of the insolvency, bankruptcy or financial inability to pay of the related Obligor):

(i) any Taxes that may at any time be asserted against any Indemnified Party or the Loan Assets with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, stamp or license Taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement and imposed against such Indemnified Party;

(ii) the failure by the Seller to pay when due any Taxes due by the Seller for which the Seller is liable, including sales, excise or personal property Taxes payable in connection with the Sale Portfolio;

(iii) the failure by the Seller to comply with all requirements of Section 6.1;

(iv) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement (other than the Revolving Credit and Security Agreement) or with any Applicable Law;

(v) any representation or warranty made or deemed made by the Seller under or in connection with this Agreement, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered;

(vi) the failure to vest and maintain vested in the Purchaser an undivided ownership interest in the Sale Portfolio, together with all Interest Proceeds and Principal Proceeds, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Purchase or at any time thereafter;

(vii) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report;

(viii) any action taken by the Seller in the enforcement or collection of any Sale Portfolio which results in any claim, suit or action of any kind pertaining to the Sale Portfolio or which reduces or impairs the rights of the Purchaser with respect to any Loan Asset or the value of any such Loan Asset;

(ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds by the Seller or the security interest in the Sale Portfolio granted hereunder;

(x) any failure by the Purchaser to give reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Purchaser of any item of the Sale Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; or

(xi) the failure of the Seller or any of its agents or representatives to remit to the Purchaser any Interest Proceeds or Principal Proceeds on the Sale Portfolio remitted to the Seller or any such agent or representative as provided in this Agreement.

(b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Seller to the Indemnified Party within ten (10) Business Days following such Person’s demand therefor.

(c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Seller as the case may be, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) Indemnification under this Section 9.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

Section 9.2. Assignment of Indemnities. The Seller acknowledges that, pursuant to the Revolving Credit and Security Agreement, the Purchaser has assigned its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Article IX shall inure to the Collateral Agent, on behalf of the Secured Parties. The Seller agrees that the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Article IX.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Liability of the Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Seller and with respect to its representations, warranties, covenants and agreements expressly set forth hereunder.

Section 10.2. Limitation on Liability. No claim may be made by any Person against the Seller, the Collateral Agent, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.3. Amendments; Limited Agency. No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent.

Section 10.4. Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Seller in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 10.5. Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 10.6. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Facility Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Facility Documents.

Section 10.7. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.8. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 10.9. Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Seller and the Purchaser agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Seller or the Purchaser, as applicable, at its address specified in Section 10.5. Nothing in this Section 10.9 shall affect the right of the Seller or the Purchaser to serve legal process in any other manner permitted by law.

Section 10.10. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Purchaser and its Affiliates and officers, directors, employees and agents thereof under Article IX, the Seller agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Purchaser or its assignees incurred in connection with the preparation, execution, delivery, enforcement, administration (including periodic auditing), renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith (other than the Revolving Credit and Security Agreement), including the reasonable and documented fees and out–of–pocket expenses of counsel with respect thereto and with respect to advising the Purchaser or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith (subject to the same limitations set forth in the Revolving Credit and Security Agreement), and all reasonable and documented out-of-pocket costs and expenses, if any (including counsel fees and expenses), incurred by the Purchaser or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b) The Seller shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 10.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12. Bankruptcy Non-Petition and Limited Recourse; Claims. The Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy proceeding or other insolvency proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect plus one day) since the Collection Date. The Seller hereby acknowledges that (i) the Purchaser has no assets other than the Sale Portfolio, (ii) the Purchaser shall, immediately upon Purchase hereunder, grant a security interest in the Sale Portfolio to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Revolving Credit and Security Agreement, and (iii) Available Collections generated by the Sale Portfolio will be applied first to payment of the Purchaser’s obligations under the Revolving Credit and Security Agreement. In addition, the Seller shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

Section 10.13. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 10.13 and the Revolving Credit and Security Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. The Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Revolving Credit and Security Agreement and the Collateral Agent, in such capacity, shall be an express third party beneficiary hereof. The Collateral Agent, for the benefit of the Secured Parties, under the Revolving Credit and Security Agreement may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without joinder of the Purchaser.

(c) The Administrative Agent, the Collateral Agent and the other Secured Parties shall be express third-party beneficiaries of this Agreement.

Section 10.14. Waiver of Setoff.

(a) The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser, the Administrative Agent, the Collateral Agent, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.

(b) The Purchaser shall have the right to set–off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set–off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.

Section 10.15. Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 10.16. Rights of Inspection. The Purchaser and the Administrative Agent and their respective representatives and assigns may conduct at any reasonable time, with reasonable notice, and from time to time, and the Seller will fully cooperate with, a reasonable number of field examinations and audits of the Loan Assets and business affairs of the Seller each calendar year; provided that the Seller shall not be liable for the costs and expenses of more than one such visit in any calendar year by the Administrative Agent unless an Event of Default has occurred under the Revolving Credit and Security Agreement, in which event the number of visits for which the Seller shall be liable for the costs and expenses shall not be limited.

Section 10.17. Subordination. After giving effect to any payment relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, the Borrowing Base at such time must exceed the Obligations owed by the Purchaser to the Secured Parties under the Revolving Credit and Security Agreement. The Seller hereby agrees that at any time during which the condition set forth in the preceding sentence shall not be satisfied, the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to each Lender, the Collateral Agent, the Administrative Agent or any other Secured Party under the Revolving Credit and Security Agreement.

Section 10.18. Confidentiality. Each of the parties hereto hereby agrees with the confidentiality provisions set forth in Section 13.09 of the Revolving Credit and Security Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PENNANTPARK INVESTMENT FUNDING I, LLC, as the Purchaser

By: PennantPark Investment Corporation, its Designated Manager

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

PennantPark Investment Funding I, LLC c/o PennantPark Investment Corporation 590 Madison Avenue, 15th Floor New York, New York 10022

Purchase and Sale Agreement

PENNANTPARK INVESTMENT CORPORATION, as the Seller

By:	/s/ Arthur Penn
Name: Arthur Penn Title: Chief Executive Officer

PennantPark Investment Corporation 590 Madison Avenue, 15th Floor New York, New York 10022

Purchase and Sale Agreement

SCHEDULE I

SALE PORTFOLIO LIST

[Attached]

Asset#	Borrower Name	Industry	Lien Level	Currency	Par	EBITDA	Facility Leverage	Maturity	Floating Spread	Domicile	Cov Lite	FILO
1	American Insulated Glass	Construction and Building	First Lien	USD	15.00	13.42	3.2x	12/21/2023	5.50%	US	No	FALSE
2	Bazaarvoice	Media: Advertising, Printing and Publishing	First Lien	USD	14.89	55.32	3.8x	2/1/2024	5.75%	US	No	FALSE
3	Deva	Consumer Goods: Non-Durable	First Lien	USD	4.52	14.52	3.8x	10/31/2023	6.25%	US	No	FALSE
4	Hanley Wood	Media: Advertising, Printing and Publishing	First Lien	USD	15.00	18.80	3.5x	12/10/2024	6.25%	US	No	FALSE
5	Impact	Wholesale	First Lien	USD	15.00	25.47	4.9x	6/27/2023	6.50%	US	No	FALSE
6	K2	Chemicals, Plastics and Rubber	First Lien	USD	15.00	33.57	3.9x	12/20/2023	5.25%	US	No	FALSE
7	SFP	Construction and Building	First Lien	USD	15.00	14.75	4.1x	9/1/2022	6.25%	US	No	FALSE
8	Solution Reach	Healthcare and Pharmaceuticals	First Lien	USD	13.32	22.60	3.5x	1/17/2024	5.75%	US	No	FALSE
9	TVC	Transportation Consumer	First Lien	USD	15.00	15.95	3.9x	1/18/2024	5.50%	US	No	FALSE
10	US Dominion	Capital Equipment	First Lien	USD	15.00	16.59	2.0x	7/15/2024	6.75%	US	No	FALSE
11	Cano	Healthcare and Pharmaceuticals	First Lien	USD	15.00	18.43	3.9x	12/23/2021	6.25%	US	No	FALSE
12	WBB	Aerospace and Defense	First Lien	USD	9.18	14.42	3.9x	10/18/2022	9.00%	US	No	FALSE
13	Bottom Line Systems	Services Business	First Lien	USD	10.00	24.00	5.0x	2/13/2023	6.00%	US	No	FALSE
14	Perforce	High Tech Industries	First Lien	USD	10.00	144.70	4.8x	12/1/2024	4.50%	US	No	FALSE
15	Lombart	Capital Equipment	First Lien	USD	15.00	36.10	5.0x	4/1/2023	6.25%	US	No	FALSE
16	ResearchNow	Services Business	First Lien	USD	10.00	263.80	3.4x	12/20/2024	5.50%	US	No	FALSE

EXHIBIT A

FORM OF LOAN ASSIGNMENT

LOAN ASSIGNMENT NO.             , dated as of                             , from PENNANTPARK INVESTMENT CORPORATION (the “Seller”) to PENNANTPARK INVESTMENT FUNDING I, LLC (the “Purchaser”).

(A) We refer to the Purchase and Sale Agreement, dated as of February 22, 2019 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Seller and the Purchaser.

(B) Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement or the Revolving Credit and Security Agreement unless otherwise defined herein.

“Cut–Off Date” shall mean, with respect to the Loan Assets designated hereby,                             ,                 .

(C) Designation of Loan Assets. The Seller delivers herewith a computer file containing a true and complete list of the Loan Assets Sold and assigned hereunder, identified by account number, the related Obligor and Principal Balance as of the Cut–Off Date. Such computer file shall be as of the date of this Loan Assignment incorporated into and made part of this Loan Assignment and is marked as Schedule I.

(D) The Seller does hereby Sell to the Purchaser, and the Purchaser hereby Purchases from the Seller, all right, title and interest of the Seller (whether now owned or hereafter acquired) in the property identified in clauses (i) - (iii) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to any of the following property, whether now owned or existing or hereafter created, arising or acquired and wherever located (in each case excluding the Retained Interest and the Excluded Amounts) (the “Sale Portfolio”):

(i) the Loan Assets that are identified by the Seller as of the Cut–Off Date, which are listed on Schedule I, together with all monies due or to become due in payment under such Loan Assets on and after the related Cut–Off Date, including, but not limited to, all Available Collections;

(ii) the Portfolio Assets with respect to the Loan Assets referred to in clause (i); and

(iii) all income and Proceeds of the foregoing.

(E) This Loan Assignment is made without recourse except as otherwise expressly set forth in the Agreement. The Seller acknowledges and agrees that the Purchaser is accepting this Loan Assignment in reliance on the representations, warranties and covenants of the Seller contained in the Agreement. The undersigned Responsible Officer of the Seller hereby certifies to the Purchaser, the Collateral Agent, the Administrative Agent, and the other Secured Parties that all of the representations and warranties in Section 4.2 of the Agreement are true, accurate and complete as of the Purchase Date referenced above.

(F) Ratification of the Agreement. The Agreement is hereby ratified, and all references to the “Purchase and Sale Agreement”, to “this Agreement” and “herein” shall be deemed to be a reference to the Agreement as supplemented by this Loan Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non–compliance with any term or provision of the Agreement.

(G) It is the express intent of the parties hereto that the Sale of the Loan Assets by the Seller to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as, an absolute sale by the Seller (free and clear of any Lien (other than Permitted Liens)) of such Loan Assets. It is, further, not the intention of the parties that such Sale be deemed a pledge of such Loan Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, such Loan Assets are held to continue to be property of the Seller, then the parties hereto agree that: (i) the Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Loan Assets provided for hereunder shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby grants to the Purchaser, a first priority security interest (subject only to Permitted Liens) in all of the Seller’s right, title and interest in and to such Loan Assets and all amounts payable to the holders of such Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the Covered Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Loan Assets together with all of the other obligations of the Seller hereunder; (iii) the possession by the Purchaser (or the Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of such Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Agreement. The Purchaser shall, to the extent consistent with the Agreement and the other Facility Documents, take such actions as may be necessary to ensure that, if the Agreement were deemed to create a security interest in such Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of the Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under the Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(H) THIS LOAN ASSIGNMENT NO.              SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Seller has caused this Loan Assignment to be executed by its duly authorized officer as of the date first above written.

PENNANTPARK INVESTMENT
CORPORATION, as the Seller

By:
Name:
Title:

SCHEDULE I TO EXHIBIT A

SEE ATTACHED

EXHIBIT B

FORM OF POWER OF ATTORNEY

PENNANTPARK INVESTMENT CORPORATION

[DATE]

This Power of Attorney is executed and delivered by PennantPark Investment Corporation, as the Seller under the Purchase and Sale Agreement (each as defined below), to [The Bank of New York Mellon Trust Company, National Association][ BNP Paribas], as the [Collateral Agent][ Administrative Agent] (in such capacity, the “Attorney”), pursuant to that certain Purchase and Sale Agreement, dated as of February 22, 2019 (as amended, modified, supplemented or restated from time to time, the “Purchase and Sale Agreement”), by and between PennantPark Investment Corporation, as the seller (in such capacity, the “Seller”) and PennantPark Investment Funding I, LLC, as the purchaser (in such capacity, the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings provided in the Purchase and Sale Agreement or the Revolving Credit and Security Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Seller as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Seller irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Seller until all obligations of the Purchaser under the Facility Documents have been indefeasibly paid in full in cash and Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

The Seller hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), as its attorney–in–fact to act on behalf of the Seller solely to file (i) financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent, on behalf of the Secured Parties, in the Sale Portfolio and (ii) a carbon, photographic or other reproduction of the Purchase and Sale Agreement or any financing statement with respect to the Sale Portfolio as a financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable. The Seller hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

B-1

IN WITNESS WHEREOF, this Power of Attorney is executed by the Seller, and the Seller has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date set forth above.

PENNANTPARK INVESTMENT
CORPORATION

By:
Name:
Title:

Sworn to and subscribed before me this February , 2019:

Notary Public

B-2